Exhibit 24.1
POWER OF ATTORNEY
RELATING TO REGISTRATION STATEMENT ON FORM S-8
FOR MEDTRONIC PLC 2024 EMPLOYEE STOCK PURCHASE PLAN

We, the undersigned officers and directors of Medtronic plc, hereby severally constitute and appoint Ivan K. Fong and Courtney Nelson Wills, and each of them singly, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed with respect to the Medtronic plc 2024 Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and to generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Medtronic plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Geoffrey S. Martha	Chairman and Chief Executive Officer	December 8, 2023
Geoffrey S. Martha	(Principal Executive Officer)

/s/ Karen L. Parkhill	Executive Vice President and Chief Financial Officer	December 8, 2023
Karen L. Parkhill	(Principal Financial Officer)

/s/ Jennifer M. Kirk	Global Controller and Chief Accounting Officer	December 8, 2023
Jennifer M. Kirk	(Principal Accounting Officer)

/s/ Craig Arnold	Lead Independent Director	December 8, 2023
Craig Arnold

/s/ Scott C. Donnelly	Director	December 8, 2023
Scott C. Donnelly

/s/ Lidia Fonseca	Director	December 8, 2023
Lidia Fonseca

/s/ Andrea J. Goldsmith, Ph.D.	Director	December 8, 2023
Andrea J. Goldsmith, Ph.D.

/s/ Randall J. Hogan	Director	December 8, 2023
Randall J. Hogan

/s/ Gregory P. Lewis	Director	December 8, 2023
Gregory P. Lewis

/s/ Kevin E. Lofton	Director	December 8, 2023
Kevin E. Lofton

/s/ Elizabeth G. Nabel, M.D.	Director	December 8, 2023
Elizabeth G. Nabel, M.D.

/s/ Denise M. O'Leary	Director	December 8, 2023
Denise M. O’Leary

/s/ Kendall J. Powell	Director	December 8, 2023
Kendall J. Powell

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